Exhibit 99.1

SS&C Announces Offering of $750 Million of Senior Notes

WINDSOR, CT, March 14, 2019 (PR Newswire) SS&C Technologies Holdings, Inc. (the “Company” or “SS&C”) (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced that it intends to offer $750 million in aggregate principal amount of senior notes due 2027 (the “Notes”) in a private placement, subject to market and other conditions. The Notes will be issued by the Company’s wholly-owned subsidiary, SS&C Technologies, Inc., and guaranteed by the Company and the domestic subsidiaries that guarantee its existing senior secured credit facility.

SS&C Technologies, Inc. expects to use the net proceeds of this offering to repay a portion of the outstanding term B-3 loan under its existing senior secured credit facilities.

This communication does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any offer, solicitation or sale of the Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software for the global financial services and healthcare industries. Founded in 1986, SS&C is headquartered in Windsor, Connecticut and has offices around the world. Financial services and healthcare organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services.

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For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

Caution Regarding Forward-Looking Statements

Certain information contained or incorporated by reference in this press release constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to statements relating to the offering of the Notes and the anticipated use of the proceeds therefrom. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.